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                                                                    EXHIBIT 16.1

November 12, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen,

We have read Item 4 of Form 8-K dated November 12, 1998, of Aspect Development, Inc. and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            /s/ Ernst & Young LLP